UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) December 29, 2005


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                         1-3390                 04-2260388
(State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation)                    File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  (Registrant's telephone number, including area code) (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

Seaboard, or a subsidiary of Seaboard, has entered into the material definitive agreements described below:

Seaboard Corporation has adopted the Seaboard Corporation Non-Qualified Deferred Compensation Plan (the "Deferred Compensation Plan") dated December 29, 2005, but with an effective date of September 1, 2005. The Deferred Compensation Plan gives a select group of management or highly-compensated employees of Seaboard or related companies the right to defer salary and bonus, to be paid by the company at a later time, all in accordance with applicable ERISA and income tax laws and regulations. No income taxes are payable on amounts deferred pursuant to the Plan until paid to the participant. The Plan also provides for a company contribution to be credited to participants in an amount equal to 3 percent of the participant's annual compensation in excess of the limitation on the amount of compensation that can be taken into account under the 401(k) Retirement Savings Plan of Seaboard and any compensation which is
deferred under  the   Deferred Compensation Plan.

Seaboard Corporation adopted the Seaboard Corporation Executive Deferred Compensation Plan, as Amended and Restated (the "162(m) Plan"), effective January 1, 2005. The 162(m) Plan was adopted on December 29, 2005. The 162(m) Plan requires deferral of salary and bonus on a pre-tax basis for an executive whose compensation exceeds $1 million, the maximum allowable exemption amount under Section 162(m) of the Tax Code, and who the Board has designated to participate in the 162(m) Plan. To date, the Board has only designated H. Bresky as a participant in the 162(m) Plan. The amendment was adopted so that the 162(m) Plan would continue to be in compliance with tax law changes.

Item 1.02. Termination of a Material Definitive Agreement

Effective upon the effectiveness of the Seaboard Corporation Non-Qualified Deferred Compensation Plan described under item 1.01 above, Seaboard terminated the Seaboard Corporation Supplemental Executive Benefit Plan, as Amended and Restated (the "Executive Benefit Plan"). The Executive Benefit Plan previously was filed as Exhibit 10.2 to Seaboard's Form 10-K for the fiscal year ended December 31, 2000.

This Executive Benefit Plan was terminated because the benefit it would provide is duplicative of the benefit being provided under the Seaboard Corporation Non-Qualified Deferred Compensation Plan described under item
1.01 above. A summary of the material provisions of the Executive Benefit Plan is provided below.

The Executive Benefit Plan provided for discretionary investment options or for cash compensation payable in an amount equal to 3 percent of each participant's annual compensation in excess of the Tax Code limitation on the amount of compensation that can be taken into account under the 401(k) retirement savings plan of Seaboard.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE: December 29, 2005

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Treasurer and Chief Financial Officer



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